Bradley A. Haneberg 804 / 771-5790 bahaneberg@kaufcan.com 804 / 771-5700 fax: 804 / 771-5777	Mailing Address: P.O. Box 27828 Richmond, VA 23261 Three James Center, 12th Floor 1051 East Cary Street Richmond, VA 23219

March 2, 2006

Via First Class Mail

Waterside Capital Corporation

500 East Main Street

Suite 800

Norfolk, Virginia 23501

Re:	Registration Statement on Form N-5 (File Nos. 333-130290 and 811-08387)

Ladies and Gentlemen:

We serve as counsel to Waterside Capital Corporation, a Virginia corporation Inc. (the “Company”), in connection with the Company’s above-referenced Registration Statement on Form N-5 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the issuance and sale of up to 1,456,675 shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (“Common Stock”). The Shares are to be issued pursuant to the exercise of rights (the “Rights”) issued to the holders of record of outstanding shares of Common Stock as of the close of business on March 1, 2006 and entitle the holders thereof to purchase one share of Common Stock for every one share held. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

2. The Articles of Incorporation of the Company (the “Articles”), certified as of a recent date by the Virginia State Corporation Commission (the “SCC”);

3. The By-Laws of the Company, certified as of the date hereof by the Secretary of the Company;

Disclosure Required by Internal Revenue Service Circular 230: This communication is not a tax opinion. To the extent it contains tax advice, it is not intended or written by the practitioner to be used, and it cannot be used by the taxpayer, for the purpose of avoiding tax penalties that may be imposed on the taxpayer by the Internal Revenue Service.

Chesapeake	Hampton	Newport News	Norfolk	Virginia Beach	Williamsburg

www.kaufmanandcanoles.com

Waterside Capital Corporation

March 2, 2006

4. The minutes of the meetings of the Board of Directors of the Company (the “Resolutions”) relating to (a) the registration, listing, sale and issuance of the Shares and (b) the issuance of the Rights (collectively, the “Resolutions”), certified as of the date hereof by the Secretary of the Company; and

5. Telephonic and electronic confirmation of the SCC as to the good standing of the Company on March 1, 2006.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the Commonwealth of Virginia and is in good standing with the SCC.

2. The Shares have been duly authorized and, when issued and delivered upon the exercise of Rights in the manner contemplated by the Registration Statement and in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the United States of America and the Commonwealth of Virginia and we do not express any opinion herein concerning any other law.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Waterside Capital Corporation

March 2, 2006

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

           /s/ Kaufman & Canoles